UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 17, 2015

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 17, 2015, we held our 2015 Annual Meeting of Stockholders. At the meeting, our stockholders voted on the following two proposals: (i) to elect five directors, each to hold office for a one-year term expiring at the 2016 Annual Meeting of Stockholders and until his successor is duly elected and qualifies; and (ii) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015. The two proposals are described in detail in our definitive proxy statement, dated April 10, 2015, as filed on Schedule 14A on April 10, 2015.

The two proposals were approved by our stockholders by the requisite vote necessary for approval. The votes with respect to each of the proposals are set forth below.

Proposal 1. To elect five directors, each to hold office for a one-year term expiring at the 2016 Annual Meeting of Stockholders and until his successor is duly elected and qualifies:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Jeffrey T. Hanson	79,827,996	1,531,567	21,783,089
Danny Prosky	79,789,133	1,570,429	21,783,089
Harold H. Greene	79,588,478	1,771,085	21,783,089
Gerald W. Robinson	79,782,565	1,576,997	21,783,089
J. Grayson Sanders	79,566,201	1,793,362	21,783,089

Proposal 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015:

Shares For	100,599,288
Shares Against	717,391
Shares Abstained	1,825,973
No broker non-votes were cast in the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

June 18, 2015	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer